                                                                   Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of Peak International Limited (the "Company") on Form S-8 of our report dated May 7, 1998, appearing in the Annual Report on Form 20-F of the Company and of our report also dated May 7, 1998, appearing in post-effective amendment no. 2 to Registration Statement No. 333-53925 of the Company on Form F-1.

Yours faithfully


/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU
Hong Kong, July 30, 1998